UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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The Providence Service Corporation

(Name of Registrant as Specified In Its Charter)

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NASDAQ: PRSC Spring 2009

Cautionary Note about Forward-Looking Statements
Certain statements made in this presentation, such as any statements about
Providence's confidence or strategies or its expectations about revenues, results of operations, profitability, earnings per share, contracts, collections, award of contracts, acquisitions and related growth, growth resulting from initiatives in certain states, effective tax rate or market opportunities, constitute "forward-looking statements" within the meaning of the private Securities Litigation Reform Act of
1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence's actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence's filings with the Securities and Exchange Commission.
Words such as "believe," "demonstrate," "expect," "estimate," "anticipate," "should"
and "likely" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. No inference should be drawn that Providence undertakes any obligation to update any forward-looking statement contained herein.
Forward-Looking Statements

Providence Service Corporation

Human Services Without Walls

770-703-0201

Leading provider of home and community based social services and non-
emergency transportation (NET) services management to government beneficiaries, funded largely by Medicaid
Serves children, adolescents and families who are eligible due to income level, emotional/educational disabilities
Provide cost savings for government programs
Not-for-profit
Managed Services
Home and Community
Based Counseling
Home based counseling
Intensive home based counseling
Substance abuse treatment services
School support services
Correctional services
Workforce development
Foster Care
Foster care
Therapeutic foster care
Administrative support
Informational technology
Accounting, payroll services
Intake, assessment , referral
Monitoring services
Case management
Customer, trip
authorization
Call-center management
Utilization management
and data collection
Quality assurance
Billing and claims
Network credentialing
NET Services

PRSC’s Expanded National Footprint
Social Services Only
Strong Potential for Geographic Growth
NET Services Only
Both Social Services and NET Services
Canada
Hawaii
Locations
Employees: 6,271 Direct
4,202 Managed

PRSC Overview
Strong Business with Track Record of Success
Positioned to Benefit from Trend toward Home and
Community Based Care and Away from Institutional Care
Continued Commitment to Best Practices, Innovation and
Results; 97% Client Satisfaction According to Vanderbilt
University Surveys
Long-Term Payer Relationships; Substantially All Contracts
Renewed over 10 Years
Solid Organic Growth Rate

202
312
527
868
958
1,039
2003 2004 2005 2006 2007 2008
Contracts
Track Record of Success
18
21
25
36
38
44
2003 2004 2005 2006 2007 2008
States Served
CAGR 64%
CAGR 39%
CAGR 46%
CAGR 20%
*
* Excludes approx. 6 million eligible NET clients
*
Includes District of Columbia
*
*
$59
$97
$146
$192
$285
$692
2003 2004 2005 2006 2007 2008
Revenues ($ in millions)
13,371
29,066
35,646
71,134
76,195
87,314
2003 2004 2005 2006 2007 2008
Clients

7 Diverse, Balanced Business Mix 2008 Total Revenue by Service Social Services Transportation 55.1% Home and Community Based Services 37.3% Foster Care Services 4.7% Management Fee Income 2.9%

Revenue increased 143% from 2007
–
Social services revenue up 18.4%
Home based organic growth of 10%
Foster care organic growth of 8%
Adjusted EBITDA of $39.1 million
–
Excluding impairment charge and expense for accelerated vesting
–
Margins impacted by a few states rationing care
Increase in both direct and managed client census
–
Direct client census up 20% in 2008; up 29% in fourth quarter 2008 over fourth quarter 2007
Positive cash flow – positioned for growth
–
Cash of $29.4 million after repayment of $8.7 million of long-term debt
–
Net cash from operating activities of $12.4 million
Strong 2008 in the Face of a
Challenging Economic Environment

Improvements beginning to be seen with government payers
Increases in client census and rate, combined with operating efficiencies and expense reductions, contributed to record
earnings
Revenue of $187 million, up 7.5% from prior year period
EPS of $0.44 (up over 50% from prior year period)
–
Includes non-recurring expenses of approximately $2.1
million related to amended credit agreement, dissident’s
now abandoned consent solicitation and banking and
transaction related services – for a total of $0.09 per share
Exceptional First Quarter 2009

Medicaid Improvements Create
Opportunities
Medicaid expenditures on benefits are expected to increase at an average annual rate of 7.9% to $673.7 billion by 2017, compared to a projected growth rate of 4.8% in the general economy
(1)
Economic recovery package signed into law in February 2009 includes an approximately $87 billion temporary increase in the share of Medicaid paid by the federal government (10/1/08 – 12/31/10)
(2)
Home and community based spending is anticipated to grow at an average annual rate of 11.9% through 2017
(1)
The current economy has caused an expected increase in Medicaid enrollment to 50.0 million beneficiaries, a 2.1% increase from 2007 to 2008
(3)
Medicaid enrollment is expected to continue to increase during 2009, a direct result of U.S. poverty population rising between 7.5 million to 10.3 million
(4)
PRSC believes new beneficiaries are more in need of services than ever –
direct victims of foreclosures and unemployment
(1)
Centers for Medicare and Medicaid Services
(2)
Center on Budget and Policy Priorities – February 2009
(3)
Kaiser Commission on Medicaid Facts – November 2008
(4)
Center on Budget and Policy Priorities – November 2008

Management focus on growing the core social
services business
Growing home/community based care in PA should
be driven by Mercer recommendations
Longer term opportunity in NC as payer consolidation
takes place
School based services in VA being well received
Medicaid stimulus package to replenish state coffers
Growing demand from anticipated increase in
Medicaid enrollment, SCHIP reauthorization
Potential for acquisitions
Providence – Positioned for Growth

Continually Recognized by Leading
Business Publications
Forbes
–
Providence ranked 98th on annual list of America’s 200
Best Small Companies -- October 2008
–
Providence ranked 17th on annual list of America’s 200
Best Small Companies -- October 2006
FORTUNE Small Business (FSB)
–
Providence ranked 82nd on the annual FSB 100 list of the
fastest growing small companies in America -- July/August
2007.
Business Week
–
Providence ranked 71st on annual list of top 100 “Hot
Growth” Companies -- May 2006

Board and Management Respond to
2008 Challenges
In mid 2008, certain payers began to see increasing pressure on state budgets and a reduction in tax based revenue.  States’ legal requirement to balance budgets led to unprecedented payer behavior in the second half of 2008.
In response, the Providence Board announced strategic
initiatives in November 2008 to combat external challenges
and enhance stockholder value
–
Focus on growing core social services business
–
Reduce corporate and client service costs
–
Explore the sale of non-strategic assets
–
Delever the Company’s debt

Actions Taken to Enhance Stockholder
Value
Concrete actions taken to implement Board’s strategic
initiatives and enhance stockholder value
–
Implemented operating efficiencies
Reduced total workforce and other overhead expenses
Adjusted certain states’ cost structures to reduce number of fixed salaried personnel in favor of hourly staff - better aligning revenue and costs (no reduction in rate taken and no concessions accepted)
Company-wide salary freeze; reduced vacation, holiday and sick leave
80% of management’s annual incentive bonus potential suspended for
2009, a potential savings this year of up to $1 million
Approved health plan benefit modifications to reduce benefits and/or increase employee contribution effective in July 2009
Suspended executive salary parity plan for 2009 and accelerated outstanding unvested options and restricted stock awards company-wide, reducing 2009’s operating expenses by approximately $5 million
–
Executed credit agreement amendment related to senior term loan resetting covenant targets for the fourth quarter of 2008 and for all of 2009, providing significant operating flexibility

Actions Taken to Enhance Stockholder
Value (cont.)
Providence already seeing positive results
–
Operating expense reduction increasing
profitability
–
Increased social service direct client census
(March 2009 was 7.9% higher than March 2008)
–
Entered into three significant social services
contracts, and increased the total number of
social services contracts by nine, in first quarter
of 2009

The Providence Board Continues to
Deliver Value for Stockholders
For first quarter 2009, revenue grew to $187 million,
an increase of 7.5% from $174 million for first quarter
2008 and an increase of 5% from $178 million for
fourth quarter 2008
In Q1 2009, Providence was the biggest percentage
gainer in the Russell 3000 index
As of May 7, 2009, Providence’s stock is up more
than 708% since the beginning of the year, compared
to the Russell 3000 Index which is up approximately
3.1% and S&P 500 Index which is up approximately
0.5% for the same period

Providence Has Substantially Outperformed the Russell 3000 and
S&P 500 Indices in 2009
-100%
0%
100%
200%
300%
400%
500%
600%
12/31/2008 1/31/2009 2/28/2009 3/31/2009 4/30/2009
% CHANGE
Providence
S&P 500
Russell 3000

The Providence Board Continues to
Deliver Value for Stockholders (cont’d)

Independent and Experienced Board
Fletcher Jay McCusker. Chairman of the Board and chief executive officer since founding Providence in 1996
–
Experience includes executive vice president of Nasdaq listed Youth Services
International, Inc., which provided private institutional care for at-risk youth;
chief executive officer of Introspect Healthcare Corporation, a large multi-state behavioral health provider; co-founder of mental health care company, Century
Healthcare, which was sold to NYSE listed Columbia Healthcare in 1992
Hunter Hurst, III. Director since 1996.  Chairperson of nominating and corporate governance committee
–
Retired Director of the National Center for Juvenile Justice, the leading resource for juvenile justice research and statistics in the western hemisphere
Kristi L. Meints.  Director since 2003.  Chairperson of audit committee
–
Vice president and chief financial officer of Chicago Systems Group, Inc., a technology consulting firm and has held positions at Cordon Corporation, Avery
Dennison Corporation and SmithKline Beecham Corporation

Independent and Experienced Board
(cont.)
Warren S. Rustand. Director since May 2005.  Lead director; Chairperson of compensation committee
–
Managing Director of SC Capital Partners, an investment banking group which includes: corporate advisory services, a private equity fund, capital sourcing, with a focus on the microcap market. He has served on the Board of over 40 public, private, and not-for-profit organizations
Colonel Richard Singleton. Director since 1998
–
Retired United States Army colonel. One of the founders of Youth Services
International, Inc., a Nasdaq listed company that provided private institutional care for at-risk youth. Additional experience includes superintendent of Boys
School for the Department of Juvenile Justice State of Florida, Regional
Director of operations for Three Springs, Inc., responsible for operations and management of juvenile justice facilities in the State of Georgia
Craig A. Norris. Director since November 2008.  Chief operating officer since
April 2004;  president, eastern division since 1998
–
Experience includes chief operating officer of Parents and Children Together,
Inc., a home based counseling provider; psychotherapist for the Arizona
Department of Health; treatment coordinator for the Arizona Center for Clinical
Management

Strong Focus on Corporate Governance
Providence has a strong independent Board
–
Two-thirds of the membership of the Board are independent directors
–
Key Board committees are comprised solely of independent directors
Strong corporate governance practices
–
Stockholders may call special meetings
–
Stockholders may act by written consent
–
No supermajority vote required for stockholders to amend bylaws
Active and engaged Board
–
Frequent meetings and discussions
–
12 full Board meetings in 2008
–
All directors attended at least 75% of the Board meetings held during the period for which he or she was a director
All directors have extensive management and/or
leadership experience

Strong Focus on Corporate
Governance (cont.)
Recent bylaw amendments enacted to enhance corporate
governance
–
Implemented majority voting in the election of directors in uncontested elections
–
Made it easier for stockholders to call a special meeting of stockholders and nominate candidates for election at Providence’s annual meetings
Adoption of “stockholder-friendly” rights plan
–
Three-year term
–
Annual review by committee of independent directors
–
20% trigger for flip-in or flip-over
–
Subject to being redeemed by stockholders in the event of a “qualified offer”
–
No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill

Avalon’s Agenda Not in Best Interests
of ALL Providence Stockholders
The members of the Avalon Group have no significant or
relevant experience in delivering social services
–
All of the members of the dissident group soliciting proxies at the 2009 Annual
Meeting in support of their two nominees are affiliates of Avalon Correctional
Services, Inc.
–
Avalon Correctional Services, a publicly-traded company on the pink sheets, operates correctional facilities for governmental payers in 3 states, OK, WY and TX, and has no significant or relevant experience in delivering social services. It also has no experience working with government payers in most of the 42 states in which Providence operates.
Avalon Corrections Services has a history of substandard
corporate governance practices
–
In 2005, Donald Smith, the controlling stockholder and sole director of Avalon
Correctional Services, voluntarily delisted it from Nasdaq (after it was threatened with delisting for lack of any independent directors and failure to comply with other Nasdaq requirements).
–
Donald Smith also unilaterally terminated the registration of Avalon’s shares with the SEC in order to avoid being legally required to comply with the
SEC’s reporting requirements and the corporate governance and other provisions of Sarbanes-Oxley

Avalon’s Agenda Not in Best Interests
of ALL Providence Stockholders (Cont.)
Avalon actions suggest undisclosed agenda to obtain
substantial influence and effective control over Providence
–
Shortly after acquiring their PRSC stake, the Avalon Group made a transaction proposal to Providence that would have enabled them to:
substantially increase their PRSC ownership interest in a manner dilutive, unfair and economically disadvantageous to other stockholders, and acquire PRSC voting rights disproportionate to their economic investment
–
Since first meeting with Providence in November 08, Avalon has sought to have their hand-picked and unqualified candidates added to the
Providence Board
–
Avalon unequivocally rejected Providence’s offer to instead add mutually acceptable independent director with industry expertise who could enhance the Board’s composition and represent ALL stockholders
No member of the Avalon Group has ever identified any
suggestions for operational improvements or other
initiatives to enhance stockholder value

Avalon Could Actually Jeopardize
Providence’s Momentum and Success
For Providence’s continued success it is critical that it maintain its very strong payer relationships in the 42 states and District of Columbia where it currently operates
Avalon Correctional Services currently operates in only 3 states, OK,
TX and WY, and has a history of challenging relationships with government payers, including in its home state of OK and in CO where it no longer operates
–
Decertification of residential care facility and halting of funding for others by
Oklahoma Dept of Mental Health and Substance Abuse in 1995, leading to
Avalon’s discontinuation of all residential care/outpatient mental health operations in 1996
–
References in 1999 to Avalon’s unacceptable record due to inmate escapes and violence and Avalon’s obstinate and arrogant  leadership by the Ex Dir of the Oklahoma Office of Juvenile Affairs
–
Highly critical audits of Avalon’s correctional facilities by Colorado Dept of Public
Safety in 2007 - untrained employees, inappropriate relationships between staff and offenders, falsified drug tests and lack of sufficient security
–
Report of pattern of suboptimal performance in 2008 by Program Director of
Colorado Division of Criminal Justice
–
Avalon’s Colorado corrections facility contracts terminated, pulled and/or suspended in 2008 at both the state and county levels, leading to Avalon’s discontinuation of all corrections facility operations in Colorado that same year
“ ”
”
“
“ ”

We Do Not Believe Avalon’s Nominees
Would Add Value to the Providence Board
Avalon’s two nominees have:
No relevant experience with a company of Providence’s
scale and complexity
Never served on the board of directors of a public company.
No or limited experience serving in a senior leadership
position at a public reporting company.
No relevant experience in delivering social services or
non-mergency transportation services and no understanding
of Providence’s industries
Like the Avalon Group, provided no business plan or
strategic insights

Closing Remarks
2009 is off to a strong start
Providence is committed to its plan to continuing to deliver value for all stockholders, reduce its debt and grow the company
The Company’s management team and Board are comprised of
proven executives and leaders with a deep understanding of the social services industry and broad expertise in public company leadership, finance, accounting and overall executive management
– areas that are critical to Providence’s overall success
Providence has well-established and long-standing relationships with government payers across the country and its programs are highly rated
Recent corporate governance enhancements are designed to
increase accountability of the Providence Board to stockholders and to increase the opportunity of stockholders to participate in the governance of Providence

Proxy Statement Disclosure
Important Information
The Providence Service Corporation (the “Company”) and its directors and certain executive officers and other employees are deemed participants in the solicitation of proxies from stockholders in connection with the 2009 Annual
Meeting of Stockholders (the “2009 Annual Meeting”). The Company has filed a Definitive Proxy Statement with the Securities and Exchange Commission
(the “SEC”) relating to the 2009 Annual Meeting. Information regarding the interests of such participants is included in the Definitive Proxy Statement. WE
URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT
(INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER
RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC
WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN
IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Definitive Proxy Statement and any other documents filed by the Company with the SEC in connection with the 2009 Annual Meeting at the SEC’s website at http://www.sec.gov. and the Company’s website at
http://www.provcorp.com.

Adjusted EBITDA Reconciliation
2008 2007
Adjusted EBITDA 39,088 $        30,701 $
Subtract:
Interest expense (income), net 18,599           1,601
Income taxes (12,311)          9,722
Depreciation and amortization 12,722           4,989
Impairment charge (A) 169,930         -
Acceleration of stock based compensation (B) 5,753             -
Net income (loss) (155,605) $     14,389 $
(A)
(B) On December 30, 2008, the Compensation Committee of the Company's Board of
Directors approved the acceleration of the vesting dates of all unvested stock options and restricted stock previously awarded to eligible employees, directors and consultants, including stock options and restricted stock granted to executive officers and non-employee directors, under the Company's 2006 Long-Term
Incentive Plan, effective on that day. In approving this vesting acceleration, the
Compensation Committee considered, among other things, the anticipated boost to employee moral expected to result from such action and that such acceleration would eliminate the Company's recognition of any stock compensation expense with respect to these options and awards in future periods.
The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(in thousands)
Due to the significant and sustained decline in the Company's market capitalization and the uncertainty in the state payer environment as well as the impact of related budgetary decisions on the Company's earnings during the six months ended December 31, 2008, the Company recorded asset impairment charges totaling approximately $169.9 million related to its goodwill and other intangible assets for the year ended December 31, 2008.